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                                                                    EXHIBIT 23.1


                         CONSENT OF INDEPENDENT AUDITORS


              We have issued our report dated May 8, 2000, accompanying the financial statements of A-OK Controls Engineering, Inc. included in the Amended Current Report (Form 8-K/A) of Nematron Corporation. We hereby consent to the incorporation by reference of said report in the Registration Statements of Nematron Corporation on Forms S-3 (File Numbers 333-1314 and 333-15959) and in the registration statements on Forms S-8 (File Numbers 333-1136, 333-1138, 333-1140 and 333-12379).


         /s/Grant Thornton LLP
         ---------------------



         Southfield, Michigan
         October 25, 2000

















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